EXCAL ENTERPRISES, INC.

          COMPOSITE SECOND AMENDED AND RESTATED BYLAWS
                   OF EXCAL ENTERPRISES, INC.

               SECOND AMENDED AND RESTATED BYLAWS

                       TABLE OF CONTENTS


ARTICLE I -- OFFICES AND AGENT                                  1
     Section 1.1  Registered Office and Agent                   1
     Section 1.2  Other Offices                                 1

ARTICLE II -- STOCKHOLDERS' MEETINGS                            1
     Section 2.1  Place of Meetings                             1
     Section 2.2  Annual Meetings                               1
     Section 2.3  Substitute Annual Meeting                     2
     Section 2.4  Calling of Special Stockholders Meetings      2
     Section 2.5  Notice of Meetings.                           2
     Section 2.6  Quorum                                        2
     Section 2.7  Voting of Shares                              3
     Section 2.8  Proxies.                                      3
     Section 2.9  Presiding Officer                             3
     Section 2.10  Adjournments                                 3
     Section 2.11   Action of Stockholders Without a Meeting    3

ARTICLE III -- THE BOARD OF DIRECTORS                           4
     Section 3.1  General Powers                                4
     Section 3.2  Number, Election and Terms                    4
     Section 3.3  Newly Created Directorships and Vacancies     4
     Section 3.4  Removal                                       5
     Section 3.5  Compensation                                  5
     Section 3.6  Committees of the Board of Directors          5
     Section 3.7  Director Conflicts of Interest                6
     Section 3.8  Honorary and Advisory Directors               6
     Section 3.9  Chairman of the Board                         6

ARTICLE IV -- NOMINATIONS OF DIRECTOR CANDIDATES                7
     Section 4.1  Eligibility to Make Nominations               7
      Section 4.2  Procedure for Nominations by the Board of Directors
7
     Section 4.3  Procedure for Nominations by Stockholders     7
     Section 4.4  Substitution of Nominees                      7
     Section 4.5  Determination of Compliance with Procedures   7

ARTICLE V -- MEETINGS OF THE BOARD OF DIRECTORS                 8
     Section 5.1  Regular Meetings                              8
     Section 5.2  Special Meetings.                             8
     Section 5.3  Place of Meetings.                            8
     Section 5.4  Notice of Meetings                            8
     Section 5.5  Quorum.                                       8
     Section 5.6  Vote Required for Action                      8
     Section 5.7  Participation by Conference Telephone         8
     Section 5.8  Action by Directors Without a Meeting         9
     Section 5.9  Presumption of Assent                         9
     Section 5.10  Adjournments                                 9

ARTICLE VI -- NOTICE AND WAIVER                                 9
     Section 6.1  Procedure                                     9
     Section 6.2  Waiver                                        9

ARTICLE VII -- OFFICERS                                         9
     Section 7.1  Number                                        9
     Section 7.2  Election and Term                            10
     Section 7.3  Compensation                                 10
     Section 7.4  Removal                                      10
     Section 7.5  Omitted                                      10
     Section 7.6  President                                    10
     Section 7.7  Vice Presidents                              10
     Section 7.8  Secretary                                    10
     Section 7.9  Treasurer                                    10
     Section 7.10  Assistant Secretary and Assistant Treasurer 11
     Section 7.11  Bonds                                       11

ARTICLE VIII -- DIVIDENDS                                      11
     Section 8.1  Time and Conditions of Declaration           11
     Section 8.2  Reserves                                     11
     Section 8.3  Share Dividends -- Treasury Shares           11
     Section 8.4  Share Dividends -- Unissued Shares           11
     Section 8.5  Share Splits                                 11

ARTICLE IX -- SHARES                                           11
     Section 9.1  Authorization and Issuance of Shares         11
     Section 9.2  Share Certificates                           12
      Section  9.3   Rights of Corporation with Respect to  Registered
Owners                                                         12
     Section 9.4  Transfers of Shares                          12
     Section 9.5  Duty of Corporation to Register Transfer     12
     Section 9.6  Lost, Stolen or Destroyed Certificates       13
     Section 9.7  Fixing of Record Date                        13
     Section 9.8  Record Date if None Fixed                    13

ARTICLE X -- MISCELLANEOUS                                     13
     Section 10.1  Inspection of Books and Records             13
     Section 10.2  Fiscal Year                                 13
     Section 10.3  Seal                                        14
     Section 10.4  Annual Statements                           14
     Section 10.5  Voting Shares of Stock in Other Companies   14

ARTICLE XI -- AMENDMENTS                                       14
     Section 11.1  Power to Amend Bylaws                       14

                          EXCAL ENTERPRISES, INC.

                        AMENDED AND RESTATED BYLAWS



                     Article I.     OFFICES AND AGENT

Section 1.01 Registered Office and Agent. The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

Section 1.02 Other Offices. In addition to its registered office, the corporation may have offices at such other place or places, within or without the State of Delaware, as the Board of Directors, may from time to time appoint or as the business of the corporation may require or make desirable.

                 Article II.     -- STOCKHOLDERS' MEETINGS

Section 2.01 Place of Meetings. Meetings of the stockholders may be held at any place within or without the State of Delaware as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the registered office of the corporation.

Section 2.02     Annual Meetings.

(a) The annual meeting of stockholders shall be held within 150 days following the close of the corporation's fiscal year, on such date and at such time as the Board of Directors shall select, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw Section 2.2(b). The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Bylaw Section 2.2(b) and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.03 Substitute Annual Meeting. If the annual meeting of stockholders is not held on the day designated in Section 2.2(a), any business, including the election of directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent stockholders' meeting held pursuant to these Bylaws or held pursuant to a court order requiring a substitute annual meeting.

Section 2.04 Calling of Special Stockholders Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the corporation by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

Section  2.05      Notice of Meetings.  Unless waived  as  contemplated  in
Section 6.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each stockholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by first class mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the General Corporation Law of the State of Delaware requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

Section 2.06 Quorum. At all meetings of the stockholders the presence, in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation or by these bylaws. The stockholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.07 Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

Section  2.08      Proxies.  A stockholder entitled  to  vote  pursuant  to
Section 2.7 may vote in person or by proxy executed in writing by the stockholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the stockholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

Section 2.09 Presiding Officer. The Chairman of the Board of Directors, or in his absence, the President shall serve as the chairman of every stockholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

Section 2.10 Adjournments. When a quorum is once present to organize a meeting, any meeting of the stockholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place notwithstanding the withdrawal of enough stockholders to leave less than a quorum. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

      If, however, after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 2.5 to each stockholder of record on the new record date entitled to vote at such meeting.

Section 2.11 Action of Stockholders Without a Meeting. Except as limited by the General Corporation Law of the State of Delaware, any action required by the General Corporation Law of the State of Delaware to be taken at a meeting of stockholders or any action which may be taken at a meeting of the stockholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by not less than fifty-one percent (51%) of all stockholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the corporation having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the stockholders at a special meeting called for the purpose of considering the action authorized.

                 Article III.    -- THE BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the corporation shall be managed by the Board of Directors. In addition to the Powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02 Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the corporation shall be not less than three nor more than 10, as determined from time to time by the Board of Directors. Directors need not be stockholders. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the corporation, one class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1996, and another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1997 and another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1998, with each director to hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders of the corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 3.03 Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.04 Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with our without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 3.05 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

Section  3.06      Committees  of the Board of  Directors.   The  Board  of
Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors. The Board of Directors, by resolution adopted upon the creation of a committee in accordance with this Section or thereafter, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Each committee shall have the authority set forth in the resolution establishing such committee, except as prohibited by law, and except that no committee shall have the authority to:

(a) approve or recommend to stockholders actions or proposals required by law to be approved by the stockholders of the corporation;

(b)      designate candidates for the office of director;

(c)      fill vacancies on the Board of Directors or any committee thereof;

(d)      amend these Bylaws;

(e)        authorize  or  approve  the  reacquisition  of  shares  of   the
corporation unless pursuant to a general formula or method specified by the Board of Directors; or

(f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares, and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, with full power in such committee to adopt any final resolution setting forth all the terms thereof.

Section 3.07     Director Conflicts of Interest.

(a) No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose if:

(i) the fact of such relationship or interest is disclosed or known to the Board of Directors or the Committee thereof which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

(ii) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(iii) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors or a committee thereof, or by the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section  3.08     Honorary and Advisory Directors.  The Board of  Directors
of the corporation may also appoint any individual as Honorary Director, Director Emeritus or member of any advisory board established by the Board of Directors. Any individual becoming an Honorary Director, Director Emeritus or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.5, but such individual may not vote at any meeting of the Board of Directors or participate in any manner in any meeting of the Board of Directors other than giving general policy advice and shall not have any responsibility or be subject to any liability imposed upon a director or otherwise be deemed a director.

Section 3.09 Chairman of the Board. The Board of Directors shall elect a Chairman of the Board from among its members who shall serve at the will of the Board of Directors and until his successor has been elected and qualified or until his earlier death, resignation, removal, retirement, or disqualification. The Chairman of the Board of Directors shall call meetings of the stockholders, the Board of Directors and the Executive Committee to order and shall act as chairman of such meetings. The Chairman of the Board of Directors shall perform such other duties as the directors may direct from time to time.

           Article IV.     -- NOMINATIONS OF DIRECTOR CANDIDATES

Section 4.01 Eligibility to Make Nominations. Nominations of candidates for election as directors of the corporation at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

Section 4.02 Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than sixty days prior to the date of the Election Meeting. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission ("SEC"), to be included in the corporation's proxy statement soliciting proxies for his election as a director.

Section 4.03 Procedure for Nominations by Stockholders. Not less than 60 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee,
(iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such nominee.

Section 4.04 Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 4.2 or Section
4.3 hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Section 4.05 Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

           Article V.      -- MEETINGS OF THE BOARD OF DIRECTORS

Section  5.01      Regular  Meetings.  Regular meetings  of  the  Board  of
Directors shall be held immediately after the annual meeting of stockholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

Section 5.02 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or in his absence, by the President, or by any two directors in office at that time.

Section 5.03 Place of Meetings. Directors may hold their meetings at any place within or without the state of Delaware as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

Section 5.04 Notice of Meetings. No notice shall required for any regularly scheduled meeting of the directors the corporation. Unless waived as contemplated in Section 6.2 the Chairman of the Board of Directors or the Secretary of the corporation or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least three (3) days before the date the meeting, or by telegram or cablegram at least two (2) days before the date of the meeting, or by telephone or personal delivery at least two (2) hours before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

Section 5.05 Quorum. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction business.

Section 5.06 Vote Required for Action. Except as otherwise provided in these bylaws or by law, the act of majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

Section 5.07 Participation by Conference Telephone. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment through which a persons participating in the meeting can hear each other Participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.

Section 5.08 Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

Section 5.09 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors, or at a meeting of a committee thereof of which he is a member, at which action on any corporate matters is taken, shall be presumed to have assented to the action taken unless he votes against such action, or abstains from voting in respect thereto, because of an asserted conflict of interest.

Section 5.10 Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                   Article VI.     -- NOTICE AND WAIVER

Section 6.01 Procedure. Whenever these bylaws require notice to be given to any stockholder or director, the notice shall be given as prescribed in Sections 2.5 or 5.4 for any stockholder or director respectively. Whenever notice is given to a stockholder or director by mail, the notice shall be sent first class mail (except as otherwise provided in Section 2.5) by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the stockholder or director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

Section 6.02 Waiver. Except as limited by the General Corporation Law of the State of Delaware, whenever any notice is required to be given to any stockholder or director by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director or stockholder entitled to such notice or by the proxy of such stockholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                        Article VII.    -- OFFICERS

Section 7.01 Number. The executive officers of the corporation shall consist of a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, but the corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two or more off ices may be held by the same person.

Section 7.02 Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

Section 7.03 Compensation. The compensation of all executive officers of the corporation shall be fixed by the Board of Directors.

Section 7.04 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 7.05     Omitted.

Section  7.06     President.  The President shall have general  supervision
of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

Section 7.07 Vice Presidents. A Vice President shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

Section 7.08 Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, directors, and committees of directors. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.

Section 7.09 Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit, or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

Section 7.10 Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

Section 7.11 Bonds. The Board of Directors may by resolution require any or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                       Article VIII.   -- DIVIDENDS

Section 8.01 Time and Conditions of Declaration. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation.

Section 8.02 Reserves. Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus of the corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the corporation.

Section  8.03      Share Dividends -- Treasury Shares.   Dividends  may  be
declared by the Board of Directors and paid in any treasury shares of the corporation.

Section 8.04 Share Dividends -- Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of an unreserved and unrestricted surplus of the corporation; provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

Section 8.05 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this Article.

                         Article IX.     -- SHARES

Section 9.01 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be se forth from time to time in the articles of incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the corporation within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of incorporation or Delaware law.

Section 9.02 Share Certificates. The interest of each stockholder in the corporation shall be evidenced by certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Delaware law. Share certificates shall be consecutively numbered, shall be registered form, and shall indicate the date of issue and a such information shall be entered on the corporation's books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is sign by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporate before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

Section 9.03 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 9.04 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section
9.6 of these bylaws shall have been complied with.

Section 9.05 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 9.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

(a) the share certificate is endorsed by the appropriate person or persons; and

(b) reasonable assurance is given that the endorsements are genuine and effective; and

(c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d) any applicable law relating to the collection of taxes has been complied with; and

(e)      the transfer is in fact rightful or is to a bona fide purchaser.

Section 9.06 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

Section 9.07 Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than sixty (60) days (and, in the case of a stockholders' meeting, not less than ten (10) days) prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

Section 9.08 Record Date if None Fixed. If no record date is fixed, as provided in Section 9.7 of these bylaws, then the record date for any determination of stockholders which may be proper or required by law shall be the date on which notice is mailed, in the case of a stockholders'
meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of stockholders, is to be taken.

                     Article X.      -- MISCELLANEOUS

Section 10.01 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

Section 10.02 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

Section 10.03 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

Section 10.04 Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of stockholders, the corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the corporation promptly shall mail to any stockholder of record a copy of the most recent such balance sheet and profit and loss statement.

Section 10.05 Voting Shares of Stock in Other Companies. The Board of Directors or the executive committee, if one has been established, may authorize any officer or officers, agent or agents, to attend any annual or special stockholders meeting of any company in which the corporation owns voting stock, and to vote such shares in person or by proxy on the corporation's behalf, or to execute on behalf of the corporation any written action by the stockholders of such other company.

                       Article XI.     -- AMENDMENTS

Section 11.01 Power to Amend Bylaws. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed by a majority vote of the shares entitled to vote at a meeting of the shareholders; provided however, that the affirmative vote of at least 75% of the shares entitled to vote at such meeting shall be required to alter, amend or repeal sections 2.2(b), 2.4, 3.2, 3.3, 3.4, 4.3, 4.4, 4.5, or 4.6 of these Bylaws. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation by a majority vote of those directors then holding office.

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